Portfolio & NAV Update Webcast December 10, 2021 Exhibit 99.1

W W W . K B S . C O M The information contained herein should be read in conjunction with, and is qualified by, the information in KBS Real Estate Investment Trust III’s (the “Company” or “KBS REIT III”) Annual Report on Form 10-K for the year ended December 31, 2020 (the “Annual Report”), and in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2021 (the “Quarterly Report”), including the “Risk Factors” contained therein. For a full description of the limitations, methodologies and assumptions used to value the Company’s assets and liabilities in connection with the calculation of the Company’s estimated value per share, see the Company’s Current Report on Form 8-K, dated November 1, 2021 (the “Valuation 8-K”). Important Disclosures Certain statements contained herein may be deemed to be forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. Such statements are subject to known and unknown risks and uncertainties which could cause actual results to differ materially from those contemplated by such forward-looking statements. The Company makes no representation or warranty (express or implied) about the accuracy of any such forward-looking statements. These statements are based on a number of assumptions involving the judgment of management. You should interpret many of the risks identified in this presentation and in the Company’s Annual Report and Quarterly Reports as being heightened as a result of the ongoing and numerous adverse impacts of the COVID-19 pandemic. The COVID-19 pandemic, together with the resulting measures imposed to help control the spread of the virus, has had a negative impact on the economy and business activity globally. The COVID-19 pandemic is negatively impacting almost every industry, including the U.S. office real estate industry and the industries of the Company’s tenants, directly or indirectly. The extent to which the COVID-19 pandemic impacts the Company’s operations and those of its tenants and the Company’s investment in Prime US REIT depends on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, among others. If tenants default on their rent and vacate, the ability to re- lease this space is likely to be more difficult if the economic slowdown continues and any long term impact of this situation, even after an economic rebound, remains unclear. Further, significant reductions in rental revenue in the future related to the impact of the COVID-19 pandemic may limit the Company’s ability to draw on its revolving credit facilities or exercise the Company’s extension options due to covenants described in the Company’s loan agreements. Forward-Looking Statements 2

W W W . K B S . C O M Important Disclosures (cont.) The Company may fund distributions from any source including, without limitation, from offering proceeds or borrowings. Distributions paid through September 30, 2021 have been funded with cash flow from operating activities, debt financing and proceeds from asset sales. There are no guarantees that the Company will continue to pay distributions or that distributions at the current rate are sustainable. No assurances can be given with respect to distributions. Actual events may cause the value and returns on the Company’s investments to be less than that used for purposes of the Company’s estimated NAV per share. With respect to the estimated NAV per share, the appraisal methodology used for the appraised properties assumed the properties realize the projected net operating income and expected exit cap rates and that investors would be willing to invest in such properties at yields equal to the expected discount rates. The valuation for the Company’s investment in units of Prime US REIT used in the estimated NAV per share assumed a discount for the holding period risk due to the quantity of units held by the Company relative to the normal level of trading volume in units. Though the appraisals of the appraised properties and the valuation of the Company’s investment in units of Prime US REIT, with respect to Duff & Phelps, and the valuation estimates used in calculating the estimated value per share, with respect to Duff & Phelps, the Company’s advisor and the Company, were the respective party’s best estimates as of September 30, 2021, October 22, 2021 or November 1, 2021, as applicable, the Company can give no assurance in this regard. Even small changes to these assumptions could result in significant differences in the appraised values of the appraised properties, the valuation of the Company’s investment in units of Prime US REIT and the estimated value per share. Further, the Company can make no assurances with respect to the future value appreciation of its properties and ultimate returns to investors. Stockholders may have to hold their shares for an indefinite period of time. The Company can give no assurance that it will be able to provide additional liquidity to stockholders. As the global impact of the COVID-19 pandemic continues to evolve, the Company’s conflicts committee and board of directors continue to evaluate whether the proposed NAV REIT conversion remains in the best interest of the Company’s stockholders. Accordingly, the Company can give no assurance that it will continue to pursue a conversion to an NAV REIT. Even if the Company converts to an NAV REIT, there is no assurance that the Company will successfully implement its strategy. The statements herein also depend on factors such as: future economic, competitive and market conditions; the Company’s ability to maintain and/or improve occupancy levels and rental rates at its real estate properties; and other risks identified in Part I, Item 1A of the Company’s Annual Report for the year ended December 31, 2020 and in Part II, Item 1A of the Company’s Quarterly Report for the period ended March 31, 2021. Forward-Looking Statements 3

W W W . K B S . C O M Formed by Peter Bren and Chuck Schreiber in 1992. Over 29 years of investment and management experience with extensive long-term investor relationships. 1 As of September 30, 2021. About KBS 4 Transactional volume in excess of $43.9 billion1, AUM of $7.4 billion1 and 20.5 million square feet under management1. Buyer and seller of well-located, yield-generating office and industrial properties. Advisor to public and private pension plans, endowments, foundations, sovereign wealth funds and publicly registered non-traded REITs. A trusted landlord to thousands of office and industrial tenants nationwide. A preferred partner with the nation’s largest lenders. A development partner for office, mixed-use and multi-family developments.

W W W . K B S . C O M Target Markets KBS Offices Regional Focus Map 5

W W W . K B S . C O M The Impact of COVID-19 on Capital Markets and US Real Estate Investments 6

W W W . K B S . C O M COVID-19: Return to Office 7 To provide some clarity on the issues facing American businesses, Kastle Systems has been studying keycard and fob access data from 2,600 buildings and 41,000 businesses. The analysis is based on anonymized data to identify trends in how Americans are returning to the office. Source: Kastle Systems and CoStar, November 10, 2021 https://www.kastle.com/safety-wellness/getting-america-back-to-work/ Employees Returning to the Office Based on Keycard Access Data

W W W . K B S . C O M COVID-19: Rent Collections Since April 1, 2020, a number of tenants have requested rent relief, most in the form of rent deferrals or abatement. Depending upon the duration of the pandemic, the various measures imposed to help control the spread of the virus and the corresponding economic slowdown, these tenants or additional tenants may seek rent deferrals or abatements in future periods or become unable to pay their rent. Through the third quarter of 2021, rent collections are as follows: The Company has received short-term rent relief requests from tenants who have been directly impacted by the COVID-19 pandemic. The Company evaluates each request on an individual basis. From the start of the COVID-19 crisis through September 2021, the Company has provided temporary deferrals of approximately 1.0% of total billings that primarily will be paid back over a range of 12 to 24 months. In addition, the Company has given short-term rent abatements to a number of tenants within the portfolio’s minor population of retail and restaurant tenants. In most cases, it is in the Company’s best interest to help its tenants remain in business and reopen when restrictions are lifted. Current collections and rent relief requests to date may not be indicative of collections or requests in any future period. 8 Period of Rent Collected % of Rent Collected Q2 2020 97% Q3 2020 94% Q4 2020 96% Q1 2021 98% Q2 2021 98% Q3 2021 98%

Fund and Portfolio Overview 9

W W W . K B S . C O M 1 Current portfolio of properties as of November 2021 excluding Domain Gateway, which was sold on November 2, 2021. Value based solely on the appraised values as of September 30, 2021 as reflected in the November 2021 estimated share value. The appraised values do not consider estimated disposition costs and fees. 2 Estimated value of KBS REIT III's investment in Prime US REIT units was based on the closing price of the units on the SGX of $0.855 per unit as of October 22, 2021, offset by a 8.2% discount to account for holding period risk due to the quantity of units held by the Company relative to the normal level of trading volume in Prime US REIT units. 3 Includes leases that had been executed but had not yet commenced as September 30, 2021 and excludes Domain Gateway leases, which property was sold on November 2, 2021. 4 Loan-to-Value equals the total debt as of September 30, 2021 divided by the November 2021 estimated value of the portfolio of properties of $3.0 billion, the contractual sales price of Domain Gateway, which was sold on November 2, 2021, and the estimated value of KBS REIT III's investment in Prime US REIT as of October 22, 2021. 5 On an annualized basis. For the period from January through September 2021, KBS REIT III declared monthly distributions at a rate of $0.04983333/share. November 2021 Estimated Value of Current Portfolio of Properties1 $3.0 billion November 2021 Value of Investment in Units of PRIME US REIT 2 $227.3 million Rentable Square Feet 7.3 million Total Leased Occupancy3 88.8% Total Leverage (Loan-to-Value)4 48.1% Annualized Monthly Distribution Rate 5 $0.60/share ordinary distributions 10 Fund and Portfolio Overview As of September 30, 2021, unless otherwise noted.

KBS

The Current Portfolio of Properties

Property	Metro City	Building Class (A,B or C)	Sq. Ft.	Classification (CBD, Urban, Suburban)	Mass Transit Availability	Leased Occupancy at September 30, 2021[1]
WEST						
Gateway Tech Center	Salt Lake City	A	210,938	CBD	Metro/Light Rail	96%
201 Spear	San Francisco Bay Area	A	252,591	CBD	Subway/Metro/Light Rail	97%
Ten Almaden	San Francisco Bay Area	A	309,255	CBD	Metro/Light Rail	91%
The Almaden	San Francisco Bay Area	A	416,126	CBD	Metro/Light Rail	96%
Towers at Emeryville	San Francisco Bay Area	A	593,484	Urban	Metro/Light Rail/Shuttle	82%
CENTRAL						
Accenture Tower	Chicago	A	1,457,724	CBD	Subway/Metro	78%
Town Center	Dallas	A	522,043	Urban	None	91%
Preston Commons	Dallas	A	427,799	Urban	None	90%
Sterling Plaza	Dallas	A	313,609	Urban	None	87%
60 South Sixth Street	Minneapolis	A	710,332	CBD	Metro/Light Rail	95%
515 Congress	Austin	A	263,378	CBD	Metro/Light Rail	91%
Park Place Village	Kansas City	A	484,980	Suburban	None	94%
EAST						
Carillon	Charlotte	A	488,277	CBD	Metro/Light Rail	87%
201 17th Street	Atlanta	A	355,870	Urban	Shuttle	92%
3001 Washington	Washington, D.C.	A	94,836	Urban	Metro	99%
3003 Washington	Washington, D.C.	A	211,054	Urban	Metro	98%
McEwen Building	Franklin	A	175,262	Suburban	None	93%
Total / Wtd Avg.			7,287,558			89%

1 Includes future leases that had been executed but had not yet commenced as September 30, 2021.

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W W W . K B S . C O M Nashville Area Salt Lake City Kansas City Atlanta Austin Minneapolis Charlotte Washington D.C. Metro (2 Properties) Dallas (3 Properties) 2% 5% 3% 5% 6% 6% 8% 16% San Francisco Bay Area (4 Properties) 30% Chicago17% Statistics for the Current Portfolio 1 Based solely on the appraised values as of September 30, 2021 as reflected in the November 2021 estimated share value for the current portfolio of properties and excludes Domain Gateway, which was sold on November 2, 2021. The appraised values do not consider estimated disposition costs and fees. 2 Per CBRE’s 2021 Tech Talent Report Asset Diversification 1 3 “Other” is comprised of various properties that individually represent less than 3% of total value. Market Diversification 1 12 Invested in Target Markets: of value2 in CBRE’s Top 10 Tech Markets49% 89% of value2 in CBRE’s Top 25 Tech Markets Asset Diversification: Largest asset accounts for just 17% 2% 201 17th Street Preston Commons 5% 5% 6% Carillon 6% Town Center 515 Congress 6%3003 Washington Ten Almaden 6% 6% The Almaden 201 Spear Street Other3 The Towers at Emeryville Accenture Tower 10% 17% 9% 8% 7% 60 South Sixth Street 5% Sterling Plaza 4%

W W W . K B S . C O M Communications Equipment Manufacturing Scientific Research & Development Healthcare & Social Assistance Information Professional, Scientific, & Technical Services Insurance Carriers & Related Activities Management Consulting Services 21% Finance 1% 1% 4% 5% 6% 8% 3% 5% 7% 18% Other3 Real Estate & Rental & Leasing 11% 10% Legal Services STEM/TAMI2 25% Statistics for the Current Portfolio • Industry diversification provides downside protection from any single industry. No one industry represents over 21% of the total portfolio. • STEM/TAMI2, the fastest growing sector, represents 25% of the total portfolio. 1 Annualized base rent represents annualized contractual base rental income as of September 30, 2021 adjusted to straight- line any contractual tenant concessions (including free rent), rent increases and rent decreases from the lease’s inception through the balance of the lease term. Percent of annualized base rent is based on total annualized base rent of the current portfolio and excludes Domain Gateway, which was sold on November 2, 2021. 2 STEM is an industry abbreviation which stands for science, technology, engineering, and math and TAMI stands for technology, advertising, media, and information. 3 “Other” is comprised of various industries that individually represent less than 3.0% of total annualized base rent, excluding STEM industries. 13 Over 570 Tenants with Staggered Lease Expirations and Industry Diversification Tenant Industries 1 $0 $10000 $20000 $30000 $40000 A n n u al iz ed B as e R en t ($ 0 0 0 ) 4.2% 17.1% 12.5% 9.3% 8.3% 10.3% 8.2% 5.4% 10.3% 7.5% 6.9% Lease Expirations 1 Transportation & Warehousing Computer Systems Design & Related Services

KBS

Statistics for the Current Portfolio

Accenture will become the largest tenant in the portfolio based on square feet, once its expansion lease commences in 2022. Expansion lease was signed in July 2019, increasing space to 263,718 SF for 15 years of term

Fredrikson & Byron will become the third largest tenant in the portfolio based on square feet, once its new lease commences in 2023. New lease signed in December 2020 for 158,385 SF for 16 years of term

Top 10 Tenants [1]

TOP 10 TENANTS	INDUSTRY SECTOR	PROPERTY	NLA (SQ. FT)	WEIGHTED AVERAGE LEASE TERM (YRS)	% OF ANNUALIZED BASE RENT [2]
CNA Corporation	Management Consulting	3003 Washington	152,664	7.7	4.4%
WeWork[3]	Real Estate and Rental and Leasing	201 Spear Street, Town Center	132,645	9.4	3.8%
RBC Capital Markets, LLC	Finance	60 South Six Street, The Almaden	304,120	1.1	3.3%
ZOOM Video Communications	Computer Systems Design	The Almaden	102,916	7.4	3.0%
American Multi-Cinema, Inc	Arts & Entertainment	Park Place Village	150,340	9.3	2.2%
WorldPay US, Inc.	Finance	201 17th Street	130,088	5.5	1.9%
Gracenote, Inc.	Information	Towers at Emeryville	54,903	2.3	1.6%
Expedia Inc.	Travel	Accenture Tower	115,604	7.4	1.5%
Nelson Mullins Riley & Scarborough	Legal	201 17th Street	117,517	7.3	1.5%
Adobe Systems Incorporated	Computer Systems Design	Ten Almaden	63,254	1.3	1.5%
		TOTAL / WEIGHTED AVG.	1,324,051	6.2	24.7%

1 As of September 30, 2021.
2 Annualized base rent represents annualized contractual base rental income as of September 30, 2021, adjusted to straight-line any contractual tenant concessions (including free rent), rent increases and rent decreases from the lease's inception through the balance of the lease term. Percent of annualized base rent is based on total annualized base rent of the current portfolio and excludes Domain Gateway, which was sold on November 2, 2021.
3 Approximately 78,000 square feet of the total WeWork leased space is leased to Google at 201 Spear on a multi-year agreement.

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W W W . K B S . C O M Capital Management1 As of September 30, 2021, unless otherwise noted Initial Debt Maturities 1 1 Based on total debt as of September 30, 2021. 2 Loan-to-Value equals the total debt as of September 30, 2021 divided by the November 2021 estimated value of the portfolio of properties of $3.0 billion, the contractual sales price of Domain Gateway, which was sold on November 2, 2021, and the estimated value of KBS REIT III's investment in Prime US REIT as of October 22, 2021. 3 Average cost of debt includes the impact of interest rate hedges. 4 Debt expiring in 2021 was refinanced on November 3, 2021 with a two-year loan agreement. Total Debt1 $1.6 billion Loan-to-Value2 48.1% Average cost of debt3 3.09% per annum Average term to initial maturity4 1.4 years Average term to fully extended maturity4 3.0 years $496,950 $0 $728,590 $374,045 $0 $0 $0 $200,000 $400,000 $600,000 $800,000 Variable Interest Rate (Unswapped) $356 22% Variable Interest Rate (Swapped) $1,121 70% Fixed Interest Rate Debt $123 8% Interest Rate Exposure (in millions) 15 4

W W W . K B S . C O M 16 In order to provide stockholders with additional liquidity that is in excess of that permitted under the Company’s share redemption program, on June 4, 2021, the Company commenced a self-tender offer for up to 33,849,130 shares of common stock at a price of $10.34 per share, or approximately $350.0 million of shares. On July 12, 2021, the Company accepted for purchase 26,377,990 shares at a purchase price of $10.34 per share, or approximately $272.7 million of shares, which represents 100% of the shares that were properly tendered. Tender Offer

17 November 2021 Estimated Value per Share

W W W . K B S . C O M Valuation Information1 1 For more information, see the Valuation 8-K. ▪ KBS REIT III’s estimated value per share was determined in accordance with the Institute for Portfolio Alternatives’ (formerly known as the Investment Program Association) Practice Guideline 2013-01, Valuations of Publicly Registered Non-Listed REITs. ▪ Duff & Phelps, an independent, third-party real estate valuation firm, was engaged to provide a calculation of the range in estimated value per share of common stock. Duff & Phelps based the range in estimated value per share upon: o Appraisals of 17 of KBS REIT III’s real estate properties owned as of September 30, 2021 and an estimated value for the investment in units of PRIME US REIT (SGX-ST Ticker: OXMU) as of October 22, 2021, all performed by Duff & Phelps. o The contractual sales price less estimated disposition costs and fees of one property that was under contract to sell as of November 1, 2021 and was sold on November 2, 2021. o Valuations performed by the Advisor of KBS REIT III’s other assets and liabilities as of September 30, 2021. The estimated value of KBS REIT III’s notes payable is equal to the GAAP fair value as of September 30, 2021 as disclosed in the Quarterly Report, and the estimated values of cash and a majority of the other assets and other liabilities are equal to their carrying values. o The estimated value per share did not include an enterprise (portfolio) premium or discount. Consideration was given to any potential subordinated participation in cash flows that would be due to the Advisor in a hypothetical liquidation if the required stockholder return thresholds are met. On November 1, 2021, KBS REIT III’s board of directors approved $10.78 as the estimated value per share of KBS REIT III’s common stock, which approximates the mid-range value of the range in estimated value per share calculated by Duff & Phelps, and which estimated value per share was recommended by the Advisor and KBS REIT III’s conflicts committee. Both the range in estimated value per share and the estimated value per share were based on Duff & Phelps appraisals, Duff & Phelps’ valuation of KBS REIT III’s investment in units of Prime US REIT, the contractual sales price less estimated disposition costs and fees for one property that was under contract to sell as of November 1, 2021, and the Advisor’s valuations. 18

W W W . K B S . C O M Valuation Summary 1 Based on the estimated value of KBS REIT III’s assets less the estimated value of KBS REIT III’s liabilities, divided by the number of shares outstanding, all as of September 30, 2021, except for certain items discussed in the Valuation 8-K for which estimated values were adjusted subsequent to September 30, 2021. 2 Based on the estimated value of KBS REIT III’s assets less the estimated value of KBS REIT III’s liabilities, divided by the number of shares outstanding, all as of March 31, 2021, except for certain items for which estimated values were adjusted subsequent to March 31, 2021. For further information please see the May 2021 Valuation 8-K that was filed with the SEC on May 14, 2021. 3 Includes rents and other receivables, due from affiliates, deposits and prepaid expenses as applicable. 4 Includes accounts payable, accrued liabilities, due to affiliates and distributions payable. (in millions) November 20211 Estimated Value May 20212 Estimated Value Real estate properties $3,103.0 (91.7%) $3,075.9 (88.5%) Investment in Prime US REIT units $227.3 (6.7%) $223.7 (5.7%) Cash $39.0 (1.2%) $152.0 (4.4%) Other assets3 $15.3 (0.4%) $17.5 (0.5%) Total Assets: $3,384.6 $3,469.1 Notes payable $1,598.3 $1,383.9 Other liabilities4 $92.0 $91.4 Total Liabilities: $1,690.3 $1,475.3 Net equity at estimated value $1,694.3 $1,993.8 19

W W W . K B S . C O M Valuation Change Summary On November 1, 2021, KBS REIT III’s Board of Directors approved an estimated value per share of $10.781. The following is a summary of the estimated value per share changes within each asset and liability group. 1 Based on the estimated value of KBS REIT III’s assets less the estimated value of KBS REIT III’s liabilities, divided by the number of shares outstanding, all as of September 30, 2021, except for certain items discussed in the Valuation 8-K for which estimated values were adjusted subsequent to September 30, 2021. May 2021 estimated value per share $10.77 Real estate 0.17 Capital expenditures on real estate (0.24) Investment in Prime US REIT units 0.03 Total changes related to investments (0.04) Notes payable (0.07) Interest rate swap liability 0.05 Equity Activity (Tender offer and Share Redemptions) 0.07 Total change in estimated value per share 0.01 November 2021 estimated value per share $10.78 20

W W W . K B S . C O M Valuation Change Summary 1 by Region 21 West Region Valuation Change in Value $978,390,000 +0.1% Central Region Valuation Change in Value $1,390,740,000 +0.8% East Region Valuation Change in Value $593,340,000 -0.2% 1 The change in valuation compares the recent November 2021 values and May 2021 values, excluding approximately $38.8 million of capital expenditures paid during the period from April 1, 2021 through September 30, 2021. West Central East

W W W . K B S . C O M Significant Real Estate Changes 22 Preston Commons The appraised value increased $5.8 million, or 3.3%, from the prior appraised value due to the following: ▪ The value increase was due in part to a $0.50 per square foot increase in the market leasing assumption rates for future leases as a result of in-place leases executing higher than projected. ▪ Leasing velocity improving in Dallas. Rents are rising across the market, or at least in the top few submarkets, as well as tenant improvements and abatements. As new buildings push higher rent, modernized buildings like Preston Commons have been able to benefit. ▪ Leased occupancy increased from 84.7% (prior appraisal) to 90.2%. Completed ten leases (40,000 SF) and have another two leases (7,000 SF) out for signature. 515 Congress The appraised value increased $4.2 million, or 2.7%, from the prior appraised value due to the following: ▪ The value increase was due in part to leasing velocity improving in Austin as well as an increase in demand as a result of amenities recently completed (roof top deck and spec suites on the 10th floor and spec suites under construction on the 11th floor). Although demand is not at pre-COVID levels, it is closer than most markets across the country. ▪ Leased occupancy increased from 84.9% (prior appraisal) to 90.7%. Completed five leases (27,000 SF) and have another two leases (6,100 SF) that are currently out for signature. 515 Congress Preston Commons

W W W . K B S . C O M Domain Gateway Sale Domain Gateway was sold on November 2, 2021 for a gross sale price of $143.0 million, which represented a 14.6% or $18.3 million increase above the May 2021 value of the property. The cost basis1 at disposition was $69.1 million. SALE PRICE $143.0 million Class A Office building located in Austin, Texas 23 Significant Real Estate Changes 1 Cost basis includes purchase price plus capital expenditures through disposition.

W W W . K B S . C O M • a stockholder would be able to resell his or her shares at KBS REIT III’s estimated value per share; • a stockholder would ultimately realize distributions per share equal to KBS REIT III’s estimated value per share upon liquidation of KBS REIT III’s assets and settlement of its liabilities or a sale of KBS REIT III; • KBS REIT III’s shares of common stock would trade at the estimated value per share on a national securities exchange; The November 2021 estimated value per share was performed in accordance with the provisions of and also to comply with the IPA Valuation Guidelines. As with any valuation methodology, the methodologies used are based upon a number of estimates and assumptions that may not be accurate or complete. Different parties with different assumptions and estimates could derive a different estimated value per share of KBS REIT III’s common stock, and this difference could be significant. The estimated value per share is not audited and does not represent the fair value of KBS REIT III’s assets less the fair value of KBS REIT III’s liabilities according to GAAP. KBS REIT III can give no assurance that: • another independent third-party appraiser or third- party valuation firm would agree with KBS REIT III’s estimated value per share; or • the methodology used to determine KBS REIT III’s estimated value per share would be acceptable to FINRA or for compliance with ERISA reporting requirements. KBS REIT III provides its estimated value per share to assist broker-dealers that participated in KBS REIT III’s now-terminated initial public offering in meeting their customer account statement reporting obligations. Stockholder Valuation Information 24

W W W . K B S . C O M 25 KBS REIT III provides its estimated value per share to assist broker dealers that participated in KBS REIT III’s now-terminated initial public offering in meeting their customer account statement reporting obligations. Stockholder Valuation Information Further, the estimated value per share is based on the estimated value of KBS REIT III’s assets less the estimated value of KBS REIT III’s liabilities, divided by the number of shares outstanding, all as of September 30, 2021, with the exception of adjustments to the Company’s net asset value to give effect to (i) the change in the estimated value of KBS REIT III’s investment in units of Prime US REIT (SGX-ST Ticker: OXMU) as of October 22, 2021 and (ii) the contractual sales price less estimated disposition costs and fees of one property that was under contract to sell as of November 1, 2021. KBS REIT III did not make any other adjustments to the estimated value per share subsequent to September 30, 2021, including any adjustments relating to the following, among others: (i) the issuance of common stock and the payment of related offering costs related to KBS REIT III’s dividend reinvestment plan offering; (ii) net operating income earned and distributions declared; and (iii) the redemption of shares. The value of KBS REIT III’s shares will fluctuate over time in response to developments related to future investments, the performance of individual assets in KBS REIT III’s portfolio and the management of those assets, the real estate and finance markets and due to other factors. KBS REIT III’s estimated value per share does not reflect a discount for the fact that KBS REIT III is externally managed, nor does it reflect a real estate portfolio premium/discount versus the sum of the individual property values. KBS REIT III’s estimated value per share does not take into account estimated disposition costs and fees for real estate properties not under contract to sell, debt prepayment penalties that could apply upon the prepayment of certain of KBS REIT III’s debt obligations, the impact of restrictions on the assumption of debt or swap breakage fees that may be incurred upon the termination of certain of KBS REIT III’s swaps prior to expiration. The Company has generally incurred disposition costs and fees related to the sale of each real estate property since inception of 0.8% to 2.9% of the gross sales price less concessions and credits, with the weighted average being approximately 1.4%. The estimated value per share does not take into consideration acquisition-related costs and financing costs related to any future acquisitions subsequent to November 1, 2021. While KBS REIT III has considered the impact from COVID-19 on its November 1, 2021 estimated value per share, the extent to which KBS REIT III’s business, financial condition, results of operations and cash flows may be affected by COVID-19 depends on future developments with respect to the continued spread and treatment of the virus, the various measures imposed to help control the spread the virus and the corresponding economic slowdown, and any long-term impact of this situation, even after an economic rebound, remains unclear. KBS REIT III currently expects to utilize an independent valuation firm to update its estimated value per share no later than December 2022.

26 Strategic Plan Update

W W W . K B S . C O M 27 Potential NAV Conversion Conversion to an NAV REIT could fulfill certain key objectives of the Company including balancing shareholder desire for liquidity as well as their desire to stay invested. The COVID-19 pandemic caused us to delay certain asset sales and refinancing plans which then delayed the timing of the REIT providing additional liquidity to stockholders. However, we have recently seen increased lending activity in the credit markets and were able to refinance a few loans in the portfolio as well as collect proceeds from the repayment of the Hardware Village First Mortgage, the sale of an office building slightly above the September 2020 appraised value in January 2021 and the sale of another office building substantially above the March 2021 appraised value. The recent transactions have further increased the strength of the REIT’s liquidity position and helped us to execute a successful tender offer in July 2021, which was a key step prior to NAV conversion. While we continue to believe our portfolio is well-positioned for future success, including navigating issues caused by the pandemic, the impact of the COVID-19 pandemic on the capital and financial markets, including the U.S. real estate office market, has caused our conflicts committee and board of directors to further consider the timing and likelihood of success of the proposed NAV REIT conversion.

W W W . K B S . C O M REIT III 2022 Goals & Objectives 28 Distribute operating cash flows to stockholders Maintain a substantial amount of liquidity in the REIT in order to continue to enhance asset values and provide stockholder liquidity. Continue to monitor the properties in the portfolio for any beneficial sale opportunities in order to maximize value Finalize decision on NAV REIT Conversion Efficiently manage the real estate portfolio throughout the COVID-19 pandemic in order to maximize the long-term portfolio value to stockholders

29 Q&A For additional questions, contact KBS Capital Markets Group Investor Relations (866) 527-4264